Company Contact:	Investor Relations:
Tim Dec	John McNamara
Chief Financial Officer	Cameron Associates
Fortress International Group, Inc.	Phone: (212) 245-8800 Ext. 205
Phone: (410)312-9988 Ext. 224	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group Announces Acquisition of Rubicon Integration LLC
To Add Revenue and Contribute to Profit Growth

COLUMBIA, MD - December 3, 2007 - Fortress International Group (NASDAQ: FIGI), holding company for Total Site Solutions (TSS), a company providing comprehensive services for the planning, design and development of mission-critical facilities and information infrastructure, today announced that it has acquired Rubicon Integration LLC. Rubicon, based in McLean, Virginia, provides consulting, owners representation, and equipment integration services for mission-critical facilities to large corporate customers across the United States.

The initial consideration to be paid in the acquisition consists of $4.5 million in cash, 200,000 shares of common stock and $3.5 million in the form of contingent promissory notes payable to Rubicon upon the realization of short term revenue and profit objectives. Additional earn-outs are obtainable based on operating profit of Rubicon for 2008 and 2009. The acquisition is expected to be accretive in 2008.

Speaking of the acquisition, Thomas Rosato, Chief Executive Officer of Fortress International Group, said, “This is an important acquisition for Fortress International which increases our revenue potential for 2008. Rubicon brings a backlog that will add revenue from its existing customer relationships and it may enable Total Site Solutions to perform additional services that Rubicon currently does not offer to its customers. The principals of Rubicon each individually have over 25 years experience in the mission-critical facility business and their organization has a strong sales management and operations team. Their overhead structure is very lean and we expect to see results to our bottom line immediately.”

Jim Embley, Chief Executive Officer of Rubicon stated, “We are very excited about the acquisition. Joining forces with Fortress will allow us to expand our business relationships with existing customers. The combination of Rubicon and Fortress will offer a broader suite of services to our existing customers and the enhanced capital structure of Fortress should enable us to perform larger engagements.”

Harvey Weiss, Chairman of Fortress International added, “Our acquisition strategy has always been a key element of the Fortress story. The mission-critical facility market continues to demonstrate growth and increased demand. Organic growth needs to be augmented with good acquisitions and Rubicon fills the parameters we have established for our acquisition candidates. Rubicon expands our customer base, adds management talent, and we anticipate the acquisition will be accretive in 2008.”

ABOUT TOTAL SITE SOLUTIONS

Total Site Solutions (TSS) plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, TSS provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the company’s future results include: the company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission. These uncertainties may cause the company’s actual future results to be materially different than those expressed in the company’s forward-looking statements. The company does not undertake to update its forward-looking statements.

###